SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report   (Date of earliest event reported)   March 29, 1996
- --------------------------------------------------------------------------------

                          WHITMAN EDUCATION GROUP, INC.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
- --------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         1-13722                                         22-2246554
- --------------------------------------------------------------------------------
(Commission File No.)                         (IRS Employer Identification No.)

4400 Biscayne Boulevard, 6th Floor, Miami, Florida                    33137
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)

                                 (305) 575-6534
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              (Registrant's Telephone Number, Including Area Code)

- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (a)      Financial Statements of Businesses Acquired:

                      Independent Auditors' Report ................................................... 3
                      Consolidated Balance Sheets .................................................... 4
                      Consolidated Statements of Income .............................................. 5
                      Consolidated Statements of Changes in Stockholders' Equity ..................... 6
                      Consolidated Statements of Cash Flows .......................................... 7
                      Notes to Consolidated Financial Statements ..................................... 8

                      Registrant incorporates herein pursuant to Rule 12b-23 the audited financial information with respect to Sanford Brown College, Inc. for the fiscal years ended October 31, 1994, 1993, and 1992 from Registrant's Current Report on Form
8K/A-2 filed with the Commission on February 13, 1996.

             (b)      Pro Forma Financial Information:

                      Introduction to Unaudited Pro Forma Condensed
                         Combined Financial Information ............................................  15
                      Unaudited Pro Forma Condensed Combined Balance Sheet .........................  17
                      Unaudited Pro Forma Condensed Combined Statement
                         of Operations for Registrant and M.D.J.B. for the
                         nine month periods ended December 31, 1995 and
                         September 30, 1995, respectively  .........................................  18
                      Unaudited Pro Forma Condensed Combined Statement
                         of Operations for the Registrant, Sanford Brown
                         College, Inc. and M.D.J.B. for the year ended
                         March 31, 1995, the period from April 1, 1994
                         through December 20, 1994 and for the year ended
                         December 31, 1994, respectively............................................  19
                      Unaudited Pro Forma Condensed Combined Statement
                         of Operations for the Registrant and M.D.J.B. for
                         the years ended March 31, 1994 and
                         December 31, 1993, respectively ...........................................  20
                      Unaudited Pro Forma Condensed Combined Statement
                         of Operations for the Registrant and M.D.J.B.
                         for the years ended March 31, 1993 and
                         December 31, 1992, respectively ...........................................  21
                      Notes to Unaudited Pro Forma Condensed Combined
                         Financial Information .....................................................  22

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                                        2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
M.D.J.B., Inc.
Colorado Springs, Colorado

We have audited the accompanying consolidated balance sheets of M.D.J.B., Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of M.D.J.B., Inc. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, M.D.J.B., Inc. and subsidiary changed its method of accounting for advertising costs in 1995.

STOCKMAN KAST RYAN & SCRUGGS, P.C.

Colorado Springs, Colorado
February 6, 1996
(except Note 10 as to which
the date is March 29, 1996)

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

M.D.J.B., INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
- --------------------------------------------------------------------------------------------------
                                                                                   December 31,
- --------------------------------------------------------------------------------------------------
                                                                               1995         1994
ASSETS
CURRENT ASSETS
Cash (Note 3)                                                              $  718,060   $  129,177
Cash reserved for refunds (Note 8)                                             34,026       34,026
Accounts receivable, net of allowance for doubtful accounts
   of $12,705 and  $10,944 at 1995 and 1994 (Note 3)                        2,247,241    1,750,727
Merchandise and supplies inventory (Note 3)                                   258,720      235,089
Prepaid expenses                                                              150,579      292,095
                                                                           ----------   ----------
Total current assets                                                        3,408,626    2,441,114
PROPERTY AND EQUIPMENT, Net (Notes 2, 3 and 4)                              1,870,613    1,649,326
OTHER ASSETS                                                                   67,950       37,504
                                                                           ----------   ----------
TOTAL                                                                      $5,347,189   $4,127,944
                                                                           ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable, including checks written against
   future deposits of $143,691 at December 31, 1994                        $  434,064   $  622,422
Accrued expenses                                                               61,780      167,957
Income taxes payable (Note 5)                                                 257,031      122,651
Current portion of obligations under capitalized leases (Note 4)              315,560      204,492
Current portion of deferred income tax liability (Note 5)                                   27,758
Prepaid tuition and fees                                                      119,974      135,063
Deferred tuition and fees                                                   1,828,739    1,653,993
                                                                           ----------   ----------
Total current liabilities                                                   3,017,148    2,934,336
                                                                           ----------   ----------
LONG-TERM LIABILITIES
Long-term revolving note (Note 3)                                           1,000,000
Obligations under capitalized leases, net of current portion (Note 4)         385,439      222,884
Deferred income tax liability, net of current portion  (Note 5)                 3,640       46,232
                                                                           ----------   ----------
Total long-term liabilities                                                 1,389,079      269,116
                                                                           ----------   ----------
Total liabilities                                                           4,406,227    3,203,452
                                                                           ----------   ----------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)
STOCKHOLDERS' EQUITY
Common stock, no par value, 10,000,000 shares authorized, 1,074,847
   and 1,168,122 shares outstanding at 1995 and 1994 (Note 6)                 155,794      436,899
Retained earnings                                                             785,168      487,593
                                                                           ----------   ----------
Total stockholders' equity                                                    940,962      924,492
                                                                           ----------   ----------
TOTAL                                                                      $5,347,189   $4,127,944
                                                                           ==========   ==========


See notes to consolidated financial statements.
- --------------------------------------------------------------------------------

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

M.D.J.B., INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
- ------------------------------------------------------------------------------------------------------------------

                                                                           For the Year Ended December 31,
- ------------------------------------------------------------------------------------------------------------------
                                                                       1995             1994             1993
REVENUES
Tuition and fees, net of scholarships of $593,051,
    $573,875 and $624,237 for 1995, 1994 and 1993                   $  7,389,804     $  6,538,737     $  6,087,274
Bookstore sales                                                          833,222          722,459          735,046
Marketing division sales                                                 650,926          521,816          172,812
Other                                                                     50,013           84,511           67,404
                                                                  --------------    -------------   --------------

Total                                                                  8,923,965        7,867,523        7,062,536
                                                                  --------------    -------------   --------------

OPERATING EXPENSES
Cost of educational services                                           6,055,535        5,662,689        5,448,285
General and administrative costs                                       1,894,698        1,456,479        1,294,310
Cost of marketing division sales                                         406,764          342,059           96,350
                                                                  --------------    -------------   --------------

Total                                                                  8,356,997        7,461,227        6,838,945
                                                                  --------------    -------------   --------------

INCOME FROM OPERATIONS                                                   566,968          406,296          223,591
                                                                  --------------    -------------   --------------

OTHER INCOME (EXPENSE)
Interest income                                                            3,574                            16,295
Interest expense                                                         (50,787)         (42,821)         (38,488)
                                                                  --------------    -------------   --------------

Total                                                                    (47,213)         (42,821)         (22,193)
                                                                  --------------    -------------   --------------

INCOME BEFORE PROVISIONS FOR
    INCOME TAXES                                                         519,755          363,475          201,398

PROVISIONS FOR INCOME TAXES (Note 5)                                     222,180          155,107           62,140
                                                                  --------------    -------------   --------------

NET INCOME                                                          $    297,575     $    208,368     $    139,258
                                                                  ==============    =============   ==============


See notes to consolidated financial statements.
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

M.D.J.B., INC. AND SUBSIDIARY
- ------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
- ------------------------------------------------------------------------------------------------------------------

                                                                  Common Stock            Retained
- ------------------------------------------------------------------------------------------------------------------
                                                                Shares      Amount        Earnings       Total

BALANCE,  JANUARY 1, 1993                                     1,104,000   $   333,000   $   139,967    $   472,967

Repurchase and cancellation
    of stock previously issued                                  (36,583)     (112,999)                    (112,999)
Issuance of common stock for cash                               131,458       315,524                      315,524
Net income                                                                                  139,258        139,258
                                                           ------------   -----------   -----------    -----------

BALANCE, DECEMBER 31, 1993                                    1,198,875       535,525       279,225        814,750

Repurchase and cancellation
    of stock previously issued                                  (30,753)      (98,626)                     (98,626)
Net income                                                                                  208,368        208,368
                                                           ------------   -----------   -----------    -----------

BALANCE, DECEMBER 31, 1994                                    1,168,122       436,899       487,593        924,492

Repurchase and cancellation
    of stock previously issued                                 (102,000)     (306,000)                    (306,000)
Issuance of common stock for cash                                 8,725        24,895                       24,895
Net income                                                                                  297,575        297,575
                                                           ------------   -----------   -----------    -----------

BALANCE, DECEMBER 31, 1995                                    1,074,847   $   155,794   $   785,168    $   940,962
                                                           ============   ===========   ===========    ===========


See notes to consolidated financial statements.
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

M.D.J.B., INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
- ------------------------------------------------------------------------------------------------------------

                                                                      For the Year Ended December 31,
                                                              ----------------------------------------------
                                                                     1995           1994            1993
OPERATING ACTIVITIES
Net income                                                      $   297,575     $  208,368      $  139,258
Adjustments to reconcile net income to cash
    provided by (used in) operating activities:
    Depreciation and amortization                                   505,873        442,867         408,995
    Common stock issued in lieu of cash compensation                                                59,523
    Deferred income taxes                                           (34,851)        32,456          12,140
    Changes in operating assets and liabilities:
       Cash reserved for refunds                                                   (34,026)
       Accounts receivable                                         (496,514)      (226,583)       (309,168)
       Inventory                                                    (23,631)       (23,275)        (18,643)
       Prepaid expenses                                             187,916         15,729           3,015
       Accounts payable                                            (188,358)        79,062          62,755
       Accrued expenses                                            (106,177)        10,583        (151,267)
       Income taxes payable                                          98,881         69,435         (56,260)
       Deferred and prepaid tuition and fees                        159,657        103,958        (255,680)
       Other                                                          3,476         37,903           7,476
                                                              -------------    ------------    -----------
Net cash provided by (used in) operating activities                 403,847        716,477         (97,856)
                                                              -------------    ------------    -----------
INVESTING ACTIVITIES
Net cash used in investing activities --
    Purchases of property and equipment                            (271,665)      (253,992)       (226,320)
                                                              -------------    -----------     -----------
FINANCING ACTIVITIES
Principal payments on capital lease obligations                    (262,194)      (233,699)       (191,439)
Borrowings under long-term revolving note                         1,000,000
Net borrowings (repayments) under line
    of credit agreement                                                            (37,000)         37,000
Proceeds from sale of common stock                                   24,895                        213,024
Repurchase of common stock                                         (153,000)       (98,626)       (112,999)
Principal payments on note to former stockholder                   (153,000)
Principal payments received on notes                                                               109,478
                                                              -------------    ------------     -----------
Net cash provided by (used in) financing activities                 456,701       (369,325)         55,064
                                                              -------------    ------------     -----------
NET INCREASE (DECREASE) IN CASH                                     588,883         93,160        (269,112)
CASH, Beginning of year                                             129,177         36,017         305,129
                                                              -------------    -----------     -----------
CASH, End of year                                               $   718,060     $  129,177      $   36,017
                                                              =============    ===========     ===========
SUPPLEMENTAL NONCASH FINANCING
    AND INVESTING ACTIVITIES
Equipment acquired under capital leases                         $   443,017     $  251,017      $  235,251
Note issued in connection with purchase of treasury stock           153,000
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes                                          148,405         52,217         109,790
Cash paid for interest                                               50,787         47,375          37,153


See notes to consolidated financial statements.
- --------------------------------------------------------------------------------

M.D.J.B., INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business -- M.D.J.B., Inc. (M.D.J.B.) is the sole shareholder of Colorado Technical University, Inc. (Colorado Tech). M.D.J.B.'s principal operations are those of Colorado Tech. Colorado Tech is a for-profit private educational institution which offers higher education in engineering, computer science, and high-tech management. It is accredited by the North Central Association of Colleges and Schools Commission on Institutions of Higher Education. Colorado Tech offers programs leading to Associates, Bachelors, Masters and Doctorate degrees. It also offers professional certificates and customized corporate training which are not a part of these degree programs. Colorado Tech currently operates from one campus located in Colorado Springs, Colorado. Most of its students are from Colorado Springs and nearby communities.

         M.D.J.B. also provides marketing services to the general public through its marketing division, Concept Communications.

         Principles of Consolidation -- The consolidated financial statements include the accounts of M.D.J.B. and Colorado Tech. Intercompany transactions and balances have been eliminated.

         Revenue and Expense Recognition -- M.D.J.B. recognizes revenues and expenses on the accrual basis. Tuition and fee income is recognized as revenue over the term of the course to which it relates.

         In December 1993, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 93-7 (SOP), "Reporting on Advertising Costs." The SOP generally requires advertising costs to be expensed as incurred. M.D.J.B. adopted the SOP effective January 1, 1995. In adopting the SOP, M.D.J.B.'s total advertising, selling and promotional costs are expensed as incurred in 1995 rather than deferred and amortized, as in prior periods. Adoption of the SOP in 1995 resulted in charges of $527,660 for 1995 which consists of two components: $89,600 results from the amortization of the prepaid marketing balance at December 31, 1994 and $438,060 results from marketing expenditures incurred during 1995. Prior to adopting the SOP, marketing costs were deferred and amortized to expense in the subsequent calendar quarter.

         Merchandise and Supplies Inventories -- Inventories consist of books, classroom supplies and other items which are valued at the lower of first-in, first-out (FIFO) cost or market.

         Property and Equipment -- Property and equipment are recorded at cost. Depreciation, including amortization of capitalized leases, is calculated using the straight-line method over the assets estimated useful lives as follows: equipment -- five years; furniture, fixtures and improvements -- ten years; and capitalized equipment leases -- over the lease term which is generally three to five years.

         Prepaid and Deferred Tuition and Fees -- Prepaid tuition and fees consist of tuition and fees collected by M.D.J.B. which are in excess of amounts due for the current quarter. These amounts are classified as prepaid tuition. Should the student not register for further classes, the amount is refunded.

         Deferred tuition and fees represent tuition and fee income which will be earned in the following quarter. Upon registration for classes, a student's account is charged for the student's tuition and fees, and revenue is deferred until the quarter begins. Tuition and fees are generally refundable up to two weeks after the start of a quarter.

         Use of Estimates -- The preparation of M.D.J.B.'s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         Reclassifications -- Certain reclassifications of prior years' amounts have been made to conform to the current year presentation.

2.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at December 31:

                                                       1995           1994

         Equipment                                 $ 1,568,391    $ 1,466,199
         Furniture, fixtures and improvements        1,436,287      1,282,713
         Capitalized equipment leases                1,103,820        721,141
                                                   ------------  -------------
                                                     4,108,498      3,470,053
         Less accumulated depreciation               2,237,885      1,820,727
                                                   ------------  -------------

         Net                                       $ 1,870,613   $  1,649,326
                                                   ============  ==============

3.       LONG-TERM REVOLVING NOTE

         M.D.J.B. has a $1,000,000 long-term revolving note with a bank under a loan agreement which expires May 30, 1997. Interest is payable monthly at 1% over the bank's prime rate with an interest rate floor of 7 1/2% and ceiling of 12 1/2%. The line of credit is secured by cash, accounts receivable, inventory and equipment and is guaranteed by the President of M.D.J.B. The loan agreement requires M.D.J.B. to maintain certain minimum financial ratios, all of which have been met at December 31, 1995.

4.       CAPITAL LEASES

         M.D.J.B. leases certain of its property and equipment under capital lease agreements. As of December 31, 1995, future annual minimum lease payments under capital leases are as follows:

         1996                                                    $   355,192
         1997                                                        268,315
         1998                                                        138,925
         1999                                                         11,814
                                                                 -----------

         Total minimum lease payments                                774,246
         Less amount representing interest at 7.75% per annum         73,247
                                                                 -----------

         Present value of capitalized lease obligations              700,999
         Less current portion                                        315,560
                                                                 -----------

         Long-term portion                                       $   385,439
                                                                 ===========

         Accumulated depreciation on assets under capital leases was $315,128, $169,855 and $92,554 at December 31, 1995, 1994 and 1993, respectively.

5.       INCOME TAXES

         M.D.J.B. files a consolidated income tax return with its wholly-owned subsidiary, Colorado Tech.

         The provisions for income taxes consist of the following for the years ended December 31,

                                                      1995      1994      1993

         Current federal and state income taxes     $257,031  $122,651 $ 50,000
         Deferred federal and state income taxes     (34,851)   32,456   12,140
                                                   ---------- --------  --------

         Total                                      $222,180  $155,107 $ 62,140
                                                   ========== ======== =========

         The difference between the statutory income tax rates and the effective tax rates are summarized below for the years ended December 31:

                                                   1995        1994       1993

         Statutory tax rate                        34.0%       34.0%      34.0%
         State income taxes, net                    1.1         1.0
         Organizational costs not deductible        4.8
         Permanent differences                      2.8         5.4
         Other, net                                             2.3       (3.1)
                                                 -------     -------     ------

                                                   42.7%       42.7%      30.9%
                                                 =======     =======     ======

         Temporary differences, giving rise to the deferred tax liability, consist primarily of excess depreciation and prepaid expenses deducted for income tax purposes over the amount deducted for financial reporting purposes. Deferred income tax liabilities consist of the following at December 31:

                                                           1995         1994

         Depreciation                                   $   8,840      $ 46,390
         Accounts receivable reserves                      (5,200)       (3,700)
         Prepaid expenses                                                31,300
                                                        ----------     ---------

         Deferred income tax liability                  $    3,640     $ 73,990
                                                        ==========     =========

6.       COMMON STOCK

         During 1993, in accordance with the M.D.J.B. Stock Bonus Plan, the Board of Directors of M.D.J.B. authorized the issuance of 19,841 shares of M.D.J.B.'s common stock to certain employees and officers of M.D.J.B. as bonuses for services provided. The shares issued were valued at $3.00 per share which was the most recent selling price of the stock at the date authorized.

         During 1993, M.D.J.B. also issued shares of stock to employees in accordance with M.D.J.B.'s Stock Purchase Policy which allows employees to purchase shares of stock equal to their profit sharing bonus.

         During 1995, M.D.J.B. purchased 102,000 shares of its common stock for $3.00 per share. These shares were cancelled in 1995.

         M.D.J.B. and all of its stockholders are parties to a stock redemption agreement which requires stockholders who wish to sell their shares to offer such shares for sale to M.D.J.B. and, if M.D.J.B. declines to repurchase the shares, then to other M.D.J.B. stockholders. If both M.D.J.B. and the other M.D.J.B. stockholders decline to purchase the shares, all restrictions are then removed from the shares and they may be sold to other parties. The agreement also provides that M.D.J.B. will purchase shares from stockholders upon a death or disability.

         The agreement provides for its termination upon the merger of M.D.J.B. In connection with the Plan of Merger described in Note 10, M.D.J.B. stockholders have approved the suspension of all redemption provisions of the agreement until termination of the Merger Agreement.

7.       COMMITMENTS AND CONTINGENCIES

         M.D.J.B. leases its building and additional office space under noncancelable operating leases. Future annual minimum lease payments are as follows:

         1996                                                  $      529,255
         1997                                                         520,768
         1998                                                         527,413
         1999                                                         535,580
         2000                                                         543,746
         Thereafter                                                 4,286,680
                                                               --------------

         Total                                                 $    6,943,442
                                                               ==============

         Rental expense on operating leases was $510,996, $496,585 and $483,929 during 1995, 1994 and 1993, respectively.

8.       STUDENT FINANCIAL ASSISTANCE PROGRAMS

         Colorado Tech participates in various Federal and State of Colorado student financial assistance programs. These programs provide grants and loans to eligible students. Through these programs, Colorado Tech awards student financial assistance based on the number of credit hours for which a student registers. During 1995, 1994 and 1993, students of Colorado Tech received $2,551,722, $2,466,320 and $1,857,462, respectively, in Student Financial Aid funds, which they used to pay educational costs. Should Colorado Tech be limited, suspended or terminated from participating in these programs, or the programs be reduced or terminated, it would have a material negative impact on the results of operations, liquidity and net worth of M.D.J.B.

         The student financial assistance programs administered by Colorado Tech are subject to program reviews by the U.S. Department of Education, Colorado Commission on Higher Education (CCHE) and the Colorado Student Loan Program (CSLP). These reviews could produce disallowed costs that would result in liabilities to Colorado Tech. In addition, the programs are audited every year by an independent certified public accountant. The U.S. Department of Education, CCHE, and CSLP have completed examinations through June 30, 1993. The independent certified public accountants have completed their examinations through June 30, 1995. These examinations resulted in no material exceptions or liabilities.

         These programs require Colorado Tech to maintain certain minimum financial ratios as well as other financial requirements, including the maintenance of an acid test ratio of not less than one to one. At December 31, 1995, Colorado Tech had met the required minimum financial ratios and other financial requirements. Beginning in 1994, Colorado Tech is required to maintain minimum cash reserves for the refund of Federal student financial assistance equal to one quarter of the total dollar amount of refunds paid in the previous year. The refund of student financial assistance funds occurs if a recipient of Federal student financial assistance takes fewer credit hours than they had originally been registered and upon which awards had been made. To comply with Federal regulations, at both December 31, 1995 and 1994, Colorado Tech had $34,026 reserved for possible future refunds. The amount reserved is in excess of the minimum Federal requirements for both years and the funds are maintained in a separate bank account. During the years ended December 31, 1995 and 1994, Colorado Tech paid refunds of $52,630 and $135,237, respectively. Actual refunds due at December 31, 1995 and 1994 of $6,126 and $4,040, respectively, are included in current liabilities. Deferred and prepaid tuition and fees recorded in the accompanying balance sheets include amounts for possible future refunds.

9.       EMPLOYEE BONUS PLAN AND RETIREMENT SAVINGS PLAN

         Employee Bonus Plan -- M.D.J.B. maintains an employee bonus plan for full-time and part-time employees of Colorado Tech and M.D.J.B. Amounts provided are determined at the discretion of the Board of Directors. Employee bonus expense for 1995, 1994 and 1993 was $82,000, $63,051 and $57,600, respectively, and is included with salaries and employee benefits in the accompanying statements of income.

         Retirement Savings Plan -- M.D.J.B. maintains a 401(k) retirement savings plan for its full- time employees. Each participant in the plan may elect to contribute up to 15% of annual salary to the plan, subject to certain limitations. M.D.J.B. may make contributions to the plan. M.D.J.B. made contributions of $27,346 to the plan during 1995. M.D.J.B. made no contributions to the plan during 1994 and 1993.

10.      MERGER WITH WHITMAN EDUCATION GROUP, INC.

         On March 29, 1996, M.D.J.B. merged with Whitman Education Group, Inc. The merger results in M.D.J.B. becoming a wholly-owned subsidiary of Whitman Education Group, Inc.

                          Whitman Education Group, Inc.

                  Introduction to Unaudited Pro Forma Condensed
                         Combined Financial Information


     Whitman Education Group , Inc. ("Whitman" or "the Company") merged with M.D.J.B., Inc. ("M.D.J.B.") on March 29, 1996. The following unaudited pro forma condensed financial information presents the combined financial position and results of operations of the merged entities as if the merger had been consummated at earlier dates. Whitman and M.D.J.B. have fiscal year ends of March 31, and December 31, respectively.

The unaudited pro forma condensed combined balance sheet combines Whitman's December 31, 1995 historical condensed consolidated balance sheet with M.D.J.B.'s September 30, 1995 historical condensed consolidated balance sheet. The unaudited pro forma condensed combined statements of operation combine Whitman's consolidated results of operations for the nine months ended December 31, 1995 and for each of the three years in the period ended March 31, 1995 with M.D.J.B.'s consolidated results of operations for the nine months ended September 30, 1995 and for each of the three years in the period ended December 31, 1994, respectively. The unaudited pro forma combined financial information gives effect to the acquisition of M.D.J.B. on the pooling of interest basis of accounting. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if it had occurred on December 31, 1995. The unaudited pro forma condensed combined statements of operations assume that the transaction occurred as of the beginning of the periods presented.

Whitman acquired Sanford-Brown College ("SBC") on December 21, 1994. The acquisition was accounted for using the purchase method of accounting. The acquired assets and liabilities of SBC are included in Whitman's condensed consolidated balance sheet as of December 31, 1995. Whitman's consolidated results of operations include the operating results of SBC from the date of acquisition. Pro forma results of operations for the year ended March 31, 1995 assume the acquisition of SBC occurred on April 1, 1994.

The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the merger with M.D.J.B. been in effect as of the date or the periods presented.

                          Whitman Education Group, Inc.

                  Introduction to Unaudited Pro Forma Condensed
                   Combined Financial Information (continued)

These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the Whitman and MDJB consolidated financial statements and the SBC financial statements and the respective related notes thereto.

                                           Whitman Education Group, Inc.

                               Unaudited Pro Forma Condensed Combined Balance Sheet


                                                      HISTORICAL       HISTORICAL
                                                        WHITMAN          M.D.J.B.
                                                      DECEMBER 31,     SEPTEMBER 30,    PRO FORMA       PRO FORMA
                                                          1995            1995         ADJUSTMENTS      COMBINED
                                                      ------------    ------------    ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents                         $    517,399    $    334,802    $       --      $    852,201
  Restricted cash                                        100,000          34,026            --           134,026
  Accounts receivable, net                            13,626,816       1,993,529            --        15,620,345
  Other current assets                                   962,718         489,891            --         1,452,609
                                                      ------------    ------------    ------------    ------------
     Total current assets                             15,206,933       2,852,248            --        18,059,181
Equipment and leasehold improvements, net              5,363,631       1,676,278            --         7,039,909
Deposits and other assets                              2,007,705          34,734            --         2,042,439
Goodwill, net                                          2,546,828            --              --         2,546,828
Restricted cash - escrow                               2,400,000            --              --         2,400,000
                                                      ============    ============    ============    ============
     Total assets                                   $ 27,525,097    $  4,563,260    $       --      $ 32,088,357
                                                      ============    ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
  Accounts payable and accrued
   expenses                                         $  1,859,262    $    524,355 (1)$    600,000    $  2,983,617
  Current portion of long-term debt                    7,891,586         213,556            --         8,105,142
  Deferred tuition revenue                            10,445,356       1,906,349            --        12,351,705
                                                    ------------    ------------    ------------    ------------
     Total current liabilities                        20,196,204       2,644,260         600,000      23,440,464
Deferred income taxes                                                     73,990 (8)     (73,990)           --
Long-term debt                                         2,173,571         983,163             --        3,156,734
Stockholders' equity                                   5,155,322         861,847 (1)    (600,000)      5,491,159
                                                                            --   (8)      73,990            --
                                                    ============    ============    ============    ============
                                                    $ 27,525,097    $  4,563,260    $       --      $ 32,088,357
                                                    ============    ============    ============    ============


See accompanying notes to the unaudited pro forma condensed combined financial statements.


                                           Whitman Education Group, Inc.

                               Unaudited Pro Forma Condensed Combined Statement of Operations


                                                       HISTORICAL               HISTORICAL
                                                        WHITMAN                  M.D.J.B.
                                                   NINE MONTHS ENDED         NINE MONTHS ENDED
                                                      DECEMBER 31,             SEPTEMBER 30,        PRO FORMA             PRO FORMA
                                                          1995                     1995            ADJUSTMENTS             COMBINED
                                                 ---------------------    --------------------- ---------------    -----------------
Tuition and other revenues, net                       $21,567,831               $6,420,823                             $27,988,654
Cost of educational services                           12,587,040                4,097,154                              16,684,194
Student services and administrative expenses            9,373,268                1,949,548                              11,322,816
                                                 ---------------------    --------------------- ---------------    -----------------
     (Loss) income from operations                       (392,477)                 374,121                                 (18,356)
Interest income (expense), net                           (842,023)                 (34,762)                               (876,785)
                                                 ---------------------    --------------------- ---------------    -----------------
     (Loss) income from continuing operations
       before income taxes                             (1,234,500)                 339,359                                (895,141)
Income tax expense                                         67,212                  120,899                                 188,111
                                                 =====================    ===================== ===============    =================
Net (loss) income from continuing operations         $ (1,301,712)             $   218,460                            $ (1,083,252)
                                                 =====================    ===================== ===============    =================
Net (loss) per common share (3), (10)                $       (.17)                                                    $       (.11)
                                                 =====================                                             =================
Weighted average common shares and common
  share equivalents                                (10) 7,731,166                              (2),(10)2,499,870        10,231,036


See accompanying notes to the unaudited pro forma condensed combined financial statements.


                                           WHITMAN EDUCATION GROUP, INC.

                               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                               HISTORICAL     HISTORICAL                                    HISTORICAL
                                 WHITMAN          SBC                                        M.D.J.B.
                               YEAR ENDED       PERIOD                                      YEAR ENDED
                                MARCH 31,       4/1/94-        PRO FORMA                     DECEMBER     PRO FORMA      PRO FORMA
                                  1995         12/20/94       ADJUSTMENTS    SUBTOTAL        31, 1994    ADJUSTMENTS      COMBINED
                              ------------   ------------    ------------- ------------    -----------   ------------  -------------
Tuition and other revenues,
   net                        $11,759,258    $10,773,344                   $22,532,602      $7,867,523                  $30,400,125
Cost of educational services    6,179,696      5,565,279                    11,744,975       5,662,689                   17,407,664
Student services and
   administrative expenses      5,699,426      4,399,164 (4) $   55,400     10,153,990       1,798,538                   11,952,528
                              ------------   ------------    ------------- ------------    -----------   ------------  -------------
(Loss) income from operations
   operations                    (119,864)       808,901        (55,400)       633,637         406,296                    1,039,933
Interest income (expense),
   net                           (268,050)         7,862 (5)   (152,500)      (412,688)        (42,821)                    (455,509)
                              ------------   ------------    ------------- ------------    -----------   ------------  -------------
(Loss) income from continuing
   operations before income
   taxes                         (387,914)       816,763       (207,900)       220,949         363,475                      584,424
Income tax expense
   (benefit)                      (32,935)       195,898 (6)    (57,900)       105,063         155,107                      260,170
                              ------------   ------------    -------------  -----------    ------------- ------------  -------------
Net (loss) income from
  continuing operations       $  (354,979)   $   620,865      $(150,000)   $   115,886     $   208,368                 $    324,254
                              ============   =============   ============= ============    ============= ============  =============
Net (loss) income per common
   share (3), (10)            $      (.05)                                 $       .01                                 $        .03
                              ============                                 ============                                =============
Weighted average common
  shares and common share
  equivalents              (10) 7,199,986           (7),(10)    142,100      8,363,698           (2),(10) 2,499,870      10,863,568
                                                    (9),(10)  1,021,612


See accompanying notes to the unaudited pro forma condensed combined financial statements.


                                           WHITMAN EDUCATION GROUP, INC.

                               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                                   HISTORICAL               HISTORICAL
                                                    WHITMAN                  M.D.J.B.
                                                   YEAR ENDED               YEAR ENDED
                                                   MARCH 31,               DECEMBER 31,           PRO FORMA           PRO FORMA
                                                      1994                     1993              ADJUSTMENTS           COMBINED
                                              --------------------    ----------------------   ---------------- -----------------
Tuition and other revenues, net                    $6,158,203               $7,062,536                             $13,220,739
Cost of educational services                        3,415,312                5,448,285                               8,863,597
Student services and administrative
  expenses                                          2,427,051                1,390,660                               3,817,711
                                              --------------------    ----------------------   ---------------- -----------------
     Income from operations                           315,840                  223,591                                 539,431
Interest income (expense), net                        (21,885)                 (22,193)                                (44,078)
                                              --------------------    ----------------------   ---------------- -----------------
     Income from continuing operations
       before income taxes                            293,955                  201,398                                 495,353
Income tax expense                                     80,394                   62,140                                 142,534
                                              -------------------     ----------------------                     -----------------
Net income from continuing operations               $ 213,561               $  139,258                              $  352,819
                                              ===================     =====================    ================  =================
Net income per common share (3), (10)               $     .03                                                       $      .04
                                              ===================                                                =================
Weighted average common shares and common
  share equivalents                           (10) 7,291,772                                  (2),(10)2,499,870      9,791,642



See accompanying notes to the unaudited pro forma condensed combined financial statements.


                                           WHITMAN EDUCATION GROUP, INC.

                               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                                 HISTORICAL               HISTORICAL
                                                  WHITMAN                  M.D.J.B.
                                                 YEAR ENDED               YEAR ENDED
                                                 MARCH 31,               DECEMBER 31,             PRO FORMA             PRO FORMA
                                                    1993                     1992                ADJUSTMENTS             COMBINED
                                           ---------------------    ----------------------    ------------------    ----------------
Tuition and other revenues, net                  $4,268,406               $6,512,779                                    $10,781,185
Cost of educational services                      2,557,344                4,761,987                                      7,319,331
Student services and administrative
  expenses                                        1,830,134                1,217,322                                      3,047,456
                                           ---------------------    ----------------------    ------------------    ----------------
     (Loss) income from operations                 (119,072)                 533,470                                        414,398
Interest income (expense), net                       25,496                  (20,504)                                         4,992
                                           ---------------------    ----------------------    ------------------    ----------------
     (Loss) income from continuing
       operations before income taxes               (93,576)                 512,966                                        419,390
Income tax expense                                   21,742                  180,070                                        201,812
                                           ---------------------    ----------------------    ------------------    ----------------
Net (loss) income from continuing
  operations                                    $  (115,318)             $   332,896                                   $    217,578
                                           =====================    ======================    ==================    ================
Net (loss) per common share (3), (10)        $        (0.02)                                                           $       0.02
                                           =====================                                                    ================
Weighted average common shares and common
  share equivalents                          (10) 7,068,868                                 (2),(10) 2,499,870           9,568,738



See accompanying notes to the unaudited pro forma condensed combined financial statements.

                          Whitman Education Group, Inc.

                 Notes to Unaudited Pro Forma Condensed Combined
                              Financial Information

1. The costs associated with the merger of Whitman and M.D.J.B. of approximately $600,000 relate primarily to legal and accounting fees. All of these costs will be charged against operations of the combined company in March of 1996. Accordingly, the effects of these costs have not been reflected in the unaudited pro forma condensed combined balance sheet.

2. Reflects the issuance of 2,499,870 shares of Whitman Common Stock in exchange for all outstanding shares of M.D.J.B. based on an exchange ratio of 1.163 shares of Whitman Common Stock exchanged for each share of M.D.J.B. stock.

3. Pro forma income (loss) per common share was computed by dividing pro forma net income (loss) by the pro forma combined weighted average number of common shares outstanding. The pro forma combined weighted average number of common and common equivalent shares assumes that the 2,499,870 shares were outstanding as of the beginning of each period presented.

4. Reflects amortization expense of deferred financing fees and goodwill related to the SBC acquisition for the period from April 1, 1994 through December 20, 1994. Goodwill is being amortized using the straight-line method over a 40 year period.

5. Estimate for additional interest expense for the period from April 1, 1994 through December 20, 1994 on the assumed average outstanding SBC acquisition loan balance at prime minus 1/2% (actual interest rate on the SBC acquisition loan).

6. Reflects pro forma tax expense attributable to SBC's income in accordance with the provisions of Statement of Financial Accounting Standards No. 109, after giving effect to the pro forma acquisition adjustments. SBC had elected S-Corp filing status for federal income tax purposes.

7. Reflects issuance of 196,464 shares of Whitman Common Stock in conjunction with the acquisition of SBC as if the shares were issued effective April 1, 1994.

8. Reduces Whitman's valuation allowance related to its deferred tax assets to the extent that it is expected to be offset by M.D.J.B.'s taxable temporary differences in periods when the companies are expected to file a consolidated tax return. This adjustment will be reflected in operations in March of 1996.

                          Whitman Education Group, Inc.

                 Notes to Unaudited Pro Forma Condensed Combined
                        Financial Information (Continued)

9. Reflects as common stock the 1,021,612 shares of Whitman Common Stock held in escrow pursuant to the SBC acquisition agreement since, on a pro-forma basis, their effect is not anti-dilutive for the year ended March 31, 1995 and, accordingly, considered outstanding for the full year on a pro forma basis. See Note 13 to the March 31, 1995 and 1994 Whitman financial statements incorporated by reference herein.

10. The Company's Board of Directors approved a two for one stock split of the Company's common stock effective April 29, 1996. Accordingly, this stock split has been reflected as if it had occurred at the beginning of all periods presented.

                                  EXHIBIT INDEX

             Exhibit 2.1       - Agreement and Plan of Merger(1)

             Exhibit 2.2       - First Amendment to Agreement and Plan of
                                   Merger(2)

             Exhibit 3         - Certificate of Incorporation, as amended(3)

             Exhibit 23.1      - Consent of Stockman Kast Ryan & Scruggs, P.C.

             Exhibit 23.2      - Consent of KPMG Peat Marwick LLP

             Exhibit 10.35     - Employment Agreement dated as of March 29, 1996
                                   by and between M.D.J.B., Inc. and David
                                   O'Donnell(4)

- --------
         1        Filed as an exhibit to Registrant's Report on Form 8-K dated
                  September 12, 1995 and pursuant to Rule 12b-32 incorporated herein by reference.
         2        Filed as an Exhibit to Registrant's Registration Statement
                  (No. 33-64153) on Form S-4 filed with the Commission
                  on January 19, 1996, as amended, and pursuant to Rule 12b-32 incorporated herein by reference.
         3        Previously filed.
         4        Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WHITMAN EDUCATION GROUP, INC.

                                                By:   /S/ RANDY S. PROTO
                                                   ---------------------------
                                                      Randy S. Proto, President

Date: May 13, 1996

                                       25